UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2012

ISLE OF CAPRI CASINOS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Emerson Road, Suite 300, St. Louis, Missouri (Address of principal executive offices)	63141 (Zip Code)

(314) 813-9200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 21, 2012, Isle of Capri Casinos, Inc. (the “Company”) entered into the Third Amendment to Credit Agreement (the “Amendment”) among the Company, Wells Fargo Bank, National Association, as Administrative Agent (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), and the other financial institutions listed therein.  The Amendment amends the Credit Agreement, dated as of July 26, 2007 (as amended and restated, the “Credit Agreement”).

The material terms of the Amendment are as follows:

1.             The leverage ratio was amended to provide for greater flexibility for quarters ending after August 1, 2013.

2.             The definition of Consolidated EBITDA was amended to (a) give the Company the benefit of pro forma credit for a line of business as well as any entity acquired in a permitted acquisition and (b) permit the annualization of Consolidated EBITDA of “greenfield” operations.

3.            The mandatory prepayment provisions were amended to permit the Company and its subsidiaries greater flexibility to incur indebtedness without triggering a mandatory prepayment.  The Company and its subsidiaries are now permitted to incur indebtedness without having to make a mandatory prepayment for new subordinated unsecured indebtedness and senior unsecured indebtedness to the extent that the net proceeds are used to make a permitted acquisition.

4.            The asset sale limitation was amended to provide for greater flexibility.  The $100.0 million basket for permitted asset sales was amended to exclude the value of the assets sales related to the Lake Charles gaming facilities and the asset sales related to the Biloxi gaming facilities.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
10.1

Third Amendment to Credit Agreement, dated as of November 21, 2012, among Isle of Capri Casinos, Inc., as borrower, certain subsidiaries of Isle of Capri Casinos, Inc., the financial institutions listed therein, as lenders, Wells Fargo Bank, National Association, as administrative agent (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), and the other agents referred to therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.

Date: November 27, 2012	By:	/s/ Edmund L. Quatmann, Jr.
	Name:	Edmund L. Quatmann, Jr.
	Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1

Third Amendment to Credit Agreement, dated as of November 21, 2012, among Isle of Capri Casinos, Inc., as borrower, certain subsidiaries of Isle of Capri Casinos, Inc., the financial institutions listed therein, as lenders, Wells Fargo Bank, National Association, as administrative agent (as successor to Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch)), and the other agents referred to therein.